                                                                     EXHIBIT 4.2

REGISTERED NO.:                                                      CUSIP NO.:

                                 [Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co., or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Note is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Note is exchangeable for Notes registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.

THIS NOTE IS NOT A DEPOSIT OR OTHER OBLIGATION OF A BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


                       BANKERS TRUST NEW YORK CORPORATION

                       SENIOR MEDIUM-TERM NOTE, SERIES A
                            DUE NINE MONTHS OR MORE
                               FROM DATE OF ISSUE

                              (Floating Rate Note)


                                  -----------
                                  GLOBAL NOTE
                                  -----------

                  The following summary of terms is subject to
                the information set forth on the reverse hereof:



Principal Amount:  $_____________                       Specified Currency (check one; if other than U.S.
                                                        Dollars, see attached for exchange rate and other
Issue Price: ___%                                       information):
                                                        [_] U.S. Dollars (USD or U.S.$)
Agent's Commission, if applicable:  ____%               [_] European Currency Units (ECU)

Original Issue Date: _______________                    [_] Australian Dollars (AUD or AUS$)
                                                        [_] British Pound (GBP or UK (Pounds))
Stated Maturity: _______________ (Specify               [_] Canadian Dollars (CAD or CAN$)
Interest Payment Date that is to be Stated              [_] German Marks (DEM or DM)
Maturity)                                               [_] Italian Lire (ITL or Lire)
                                                        [_] Japanese Yen (JPY or (Yen))
Interest Rate Basis: (check one)                        [_] Swiss Francs (CHF or SWFr)
    [_] CD Rate                                         [_] Other ________________________
    [_] CMT Rate (Designated CMT Telerate
        page, if not 7052:__________)                   Holder has Option to Elect Payments in
    [_] Commercial Paper Rate                           Specified Currency (if Specified Currency is not
    [_] 11th District Cost of Funds Rate                U.S. Dollars):
    [_] Federal Funds Rate                                  [_] Yes  [_] No
    [_] Kenny Rate
    [_] LIBOR                                           Authorized Denominations (if other than $1,000
        [_] LIBOR Reuters                               and any integral multiple thereof or if Specified
        [_] LIBOR Telerate                              Currency is not U.S. Dollars): $_______
        Designated LIBOR Currency (if other
        than U.S. Dollars):________________             Optional Extensions of Stated Maturity by the
    [_] Prime Rate                                      Corporation: [_] Yes  [_] No
    [_] Treasury Rate                                         Extension Period: ____________________
    [_] Other ________________________                        Number of Extension Periods: _________
    (see attached)                                            Final Maturity Date: _________________

Initial Interest Rate:   ___%                           Repurchase Price: ____%
                                                              (For Discount Securities)
Maximum Interest Rate:   ___%
                                                        Optional Redemption at the Option of the
Maximum Interest Rate:   ___%                           Corporation:  [_] Yes  [_] No
                                                             Initial Redemption Date: _______________
Spread: (+/-): ___bp                                         Initial Redemption Percentage:__________
                                                                   Annual Redemption Percentage
Spread Multiplier:   ___%                                          Reduction: _________________

Reset Periods: (Circle one)                             Optional Repayment at the Option of the
    (Daily, Weekly, Monthly, Quarterly,                 Holder:  [_] Yes  [_] No
    Semiannually or Annually)                                Optional Repayment Dates: _____________
                                                             _______________________________________
Interest Reset Dates (if other than as                       Optional Repayment Prices: ____________
specified below): Each __________________                    _______________________________________
_________________________________________
                                                        Amortizing Note:  [_] Yes  [_] No

Interest Payment Dates: Each ______________             Basis or formula for amortization of principal
___________________________________________             and/or interest of Note: _________________
Commencing:________________________________             Payment rates for amortizations:
Regular Record Dates (if other than as                  [_] Each March 15, June 15, September 15 and
 specified below): Each ___________________                 December 15
___________________________________________             [_] Each June 15 and December 15
                                                        [_] Other: Each_____________________
Calculation Dates (if other than as
 specified below): Each ___________________                 Currency Indexed Note: [_] Yes  [_] No
___________________________________________                 Currency I: _________________
                                                            Currency II: _________________
Interest Determination Dates (if other than as              Base Exchange Rate:___________
 specified below): Each ___________________                 Leverage Factor "L": __________
___________________________________________                 Principal Indexed: [_] Yes  [_] No
                                                        [_] Principal to increase when Spot Rate exceeds
Index Maturity: ___________________________                 Base Exchange Rate and decrease when Spot
                                                            Rate is less than Base Exchange Rate.
Optional Interest Reset by Corporation:                 [_] Principal to decrease when Spot Rate
  [_] Yes  [_] No                                           exceeds Base Exchange Rate and decrease
 Optional Interest Reset Dates:____________                 when Spot Rate is less than Base Exchange
___________________________________________                 Rate.
(see attached annex for details)                            Interest Indexed: [_] Yes  [_] No
                                                        [_] Interest to increase when Spot Rate exceeds
Original Issue Discount Note:    [_] Yes  [_] No            Base Exchange Rate and decrease when Spot
Yield to Maturity:_________________________                 Rate is less than Base Exchange Rate.
OID for U.S. Federal Income Tax Purposes:               [_] Interest to decrease when Spot Rate exceeds
___________________________________________                 Base Exchange Rate and increase when Spot
                                                            Rate is less than Base Exchange Rate.

                                                        Commodity Indexed Note (if yes, see attached
                                                        annex for additional information): [_] Yes  [_] No

                                                        Calculation Agent (if other than Bankers Trust
                                                        Company): ________________________

                                                        Other Provisions:

                                                        Annex Attached:  [_] Yes  [_] No
                                                        (and incorporated herein by reference)

          BANKERS TRUST NEW YORK CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Corporation", which term includes any successor under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Amount specified above, on the Stated Maturity specified above, and to pay interest thereon as provided herein from and including the Original Issue Date specified above or from and including the most recent Interest Payment Date specified above to which interest has been paid or duly provided for, as the case may be, until the Principal Amount is paid or made available for payment.

          Interest will be paid on the Interest Payment Date or Dates specified above, at the rate per annum determined in accordance with the provisions on the reverse hereof, commencing with the first such Interest Payment Date next succeeding the Original Issue Date (except as provided below), until the principal hereof is paid or made available for payment, and at Maturity. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date specified above next preceding such Interest Payment Date; provided, however, that the first payment of interest on any Note originally issued between a Regular Record Date and the related Interest Payment Date shall be made on the second Interest Payment Date following the Original Issue Date to the Person in whose name this Note is registered on the Regular Record Date relating to such second Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder of such Note on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed (after receipt of notice from the Corporation of a proposed payment of defaulted interest) by the Trustee (as hereinafter defined), notice of which shall be given to the Holders of Notes not less than 10 calendar days preceding such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Notwithstanding the foregoing, interest payable at maturity shall be payable to the person to whom the Principal Amount hereof is payable.

          Except as provided on the face hereof and in Section 9 on the reverse of this Note, payments of principal of, and premium, if any, and interest on, this Note shall be made against surrender of this Note at the Corporate Trust Office of the Trustee, or at such other office or agency of the Corporation as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that, at the option of the Corporation, payments of interest may be made by check or wire transfer mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          THIS NOTE SHALL NOT BE VALID OR OBLIGATORY FOR ANY PURPOSE UNTIL THE CERTIFICATE OF AUTHENTICATION HEREON SHALL HAVE BEEN SIGNED BY THE MANUAL SIGNATURE OF AN AUTHORIZED OFFICER OF THE TRUSTEE UNDER THE INDENTURE REFERRED TO ON THE REVERSE HEREOF OR BY THE MANUAL SIGNATURE OF AN AUTHORIZED OFFICER OF THE AUTHENTICATION AGENT ON BEHALF OF THE TRUSTEE.

          IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.


Dated:                              BANKERS TRUST NEW YORK CORPORATION



                                    By: ____________________________________
                                         Name:
                                         Title:


ATTEST:



_______________________


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the Series designated herein issued under the within-mentioned Indenture.

                              THE CHASE MANHATTAN BANK, as Trustee

                              By: BANKERS TRUST COMPANY, as Authenticating Agent


                              By: ____________________________________
                                                  Authorized Signatory

                               [Reverse of Note]

          SECTION 1.  General.  This Note is one of a duly authorized issue of
                      -------
notes of the Corporation (the "Notes") constituting part of the series of Securities (as defined in the Indenture referred to below) designated on the face hereof, issued or to be issued under the Indenture, dated as of November 1, 1991, as supplemented by the First Supplemental Indenture, dated as of September 1, 1993, and as further supplemented by the Second Supplemental Indenture, dated as of October 1, 1997, thereto (collectively, the "Indenture"), duly executed and delivered by the Corporation to The Chase Manhattan Bank (formerly The Chase Manhattan Bank (National Association)), as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the Holders of the Securities. The Securities of this series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds and may otherwise vary as provided in the Indenture.

          SECTION 2.  Paying Agent, Calculation Agent and Security Registrar.
                      ------------------------------------------------------
Initially, Bankers Trust Company will act as Paying Agent, Calculation Agent and Security Registrar (each as defined below). The Corporation may change any Paying Agent, Calculation Agent, Security Registrar or co-registrar without notice. The Corporation may act in any such capacity. If there shall cease to be a Paying Agent, references herein to the Paying Agent shall be deemed to be references to the Trustee.

          SECTION 3. Denominations, Transfer, Exchange.  The Notes are issuable
                     ---------------------------------
in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof or, if another authorized denomination is specified on the face hereof, in such other authorized denomination. The transfer of Notes will be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

          SECTION 4. Persons Deemed Owners.  The Corporation, the Trustee and
                     ---------------------
any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee nor any agent of the Corporation or the Trustee shall be affected by notice to the contrary.

          SECTION 5. Amendments and Waivers.  The Indenture permits, with
                     ----------------------
certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of at least 66-2/3% in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such waiver is made upon this Security.

          SECTION 6.  Defaults and Remedies.  If an Event of Default with
                      ---------------------
respect to the Notes occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes may waive an Event of Default and rescind any related declaration and also may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Event of Default if it determines that withholding notice is in their interests.

          SECTION 7.  Interest Rate Calculations; Payments.  The interest rate
                      ------------------------------------
on this Note will be equal to either (i) the interest rate calculated by reference to the Interest Rate Basis specified on the face hereof plus or minus the Spread, if any, specified on the face hereof or (ii) the interest rate calculated by reference to the specified Interest Rate Basis specified on the face hereof multiplied by the Spread Multiplier, if any, specified on the face hereof. The "Spread" is the number of basis points (one basis point being equal to one-hundredth of a percentage point), if any, specified on the face hereof as being applicable to this Note, and the "Spread Multiplier" is the percentage, if any, specified on the face hereof as being applicable to this Note. Specified on the face hereof are the Interest Rate Basis and the Spread or Spread Multiplier, if any, and the maximum or minimum interest rate limitation, if any, applicable to this Note. In addition, specified on the face hereof are particulars as to the Calculation Agent (if other than Bankers Trust Company (in such capacity, the "Calculation Agent")), and the Index Maturity, Original Issue Date, interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date specified on the face hereof (the "Initial Interest Rate"), Calculation Dates, Interest Determination Dates, Interest Reset Dates, Reset Periods, Regular Record Dates and Interest Payment Dates with respect to this Note.

          Unless otherwise specified on the face hereof, except as provided below, the Interest Payment Dates applicable to this Note will be (i) if this Note resets daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified the face hereof; (ii) if this Note resets quarterly, the third Wednesday of March, June, September and December of each year; (iii) if this Note resets semiannually, the third Wednesday of each of the two months of each year specified on the face hereof; and (iv) if this Note resets annually, the third Wednesday of the one month of each year specified on the face hereof. Notwithstanding Section 113 of the Indenture, if any Interest Payment Date for this Note would otherwise be a day that is not a Business Day (as defined below), such Interest Payment Date shall be postponed to the next day that is a Business Day, except that if the Interest Rate Basis applicable to this Note is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall instead be the immediately preceding Business Day. If the Maturity for this Note falls on a day that is not a Business Day, all payments to be made with respect to this Note on such day will be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no additional interest shall be payable as a result of such delay in payment.

          The rate of interest on this Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Reset Period" for such Note, and the first day of each Reset Period being an "Interest Reset Date"), as specified on the face hereof. Unless otherwise specified on the face hereof, the Interest Reset Dates will be, if this Note resets daily, each Business Day; if this Note resets weekly (unless the Interest Rate Basis applicable to this Note is the Treasury Rate), the Wednesday of each week; if this Note resets weekly and the Interest Rate Basis is the Treasury Rate, the Tuesday of each week, except as provided in the next succeeding paragraph; if this Note resets monthly (unless the Interest Rate Basis applicable to this Note is the 11th District Cost of Funds Rate), the third Wednesday of each month; if this Note resets monthly and the Interest Rate Basis applicable to this Note is the 11th District Cost of Funds Rate, the first calendar day of the month; if this Note resets quarterly, the third Wednesday of each March, June, September and December; if this Note resets semiannually, the third Wednesday of the two months of each year specified on the face hereof; and if this Note resets annually, the third Wednesday of the one month of each year specified on the face hereof. If any Interest Reset Date would otherwise be a day that is not a Business Day, the Interest Reset Date shall be postponed to the next day that is a Business Day, except that if the Interest Rate Basis applicable to this Note is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall instead be the immediately preceding Business Day. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to such Interest Reset Date, or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the preceding Interest Reset Date, subject in either case to any maximum or minimum interest rate limitation specified on the face hereof and to any adjustment by a Spread or a Spread Multiplier specified on the face hereof; provided, however, that the interest rate in effect for the period from and including the Original Issue Date to but excluding the first Interest Reset Date shall be the Initial Interest Rate specified on the face hereof.

          The interest rate for each Reset Period will be the rate determined by the calculation agent selected by the Corporation (the "Calculation Agent") on the Calculation Date (as defined below) pertaining to the Interest Determination Date pertaining to the Interest Reset Date for such Reset Period. Unless otherwise specified on the face hereof, the "Interest Determination Date" pertaining to an Interest Reset Date, if the Interest Rate Basis applicable to this Note is (a) the CD Rate (the "CD Interest Determination Date"), (b) the CMT Rate (the "CMT Interest Determination Date"), (c) the Commercial Paper Rate (the "Commercial Paper Interest Determination Date"), (d) the Federal Funds Rate (the "Federal Funds Interest Determination Date"), (e) the Kenny Rate (the "Kenny Rate Interest Determination Date") or (f) the Prime Rate (the "Prime Interest Determination Date"), will be the second Business Day prior to such Interest Reset Date. Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date, if the Interest Rate basis applicable to this Note is the 11th District Cost of Funds Rate (the "11th District Interest Determination Date"), will be the last Business Day of the month immediately preceding such Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Index (as defined below). Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date, if the Interest Rate Basis applicable to this Note is LIBOR (the "LIBOR Interest Determination Date"), will be the second London Business Day immediately preceding such Interest Reset Date. Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date, if the Interest Rate Basis applicable to this Note is the Treasury Rate (the "Treasury Interest Determination Date"), will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Reset Period commencing in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date. The CD Interest Determination Dates, CMT Interest Determination Dates, Commercial Paper Interest Determination Dates, 11th District Interest Determination Dates, Federal Funds Determination Dates, Kenny Interest Determination Dates, LIBOR Interest Determination Dates, Prime Interest Determination Dates and Treasury Interest Determination Dates are referred to herein as the "Interest Determination Dates."

          Unless otherwise specified on the face hereof, the "Calculation Date" pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after the Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date.

          "Index Maturity" means the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified on the face hereof.

          Unless otherwise specified on the face hereof, payments of interest on this Note on any Interest Payment Date or at maturity will include interest accrued from and including the Original Issue Date specified on the face hereof or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding the applicable Interest Payment Date or Maturity, as the case may be. Accrued interest shall be calculated by multiplying the face amount of this Note by an accrued interest factor. This accrued interest factor shall be computed by adding the interest factors calculated for each day from and including the Original Issue Date specified on the face hereof, or from and including the last date to which interest has been paid or duly provided for, to but excluding the date for which accrued interest is being calculated. The interest factor for each such day (unless otherwise specified on the face hereof) is computed by dividing the interest rate applicable to such day by 360, if the Interest Rate Basis applicable to this Note is the CD Rate, the Commercial Paper Rate, the 11th District Cost of Funds Rate, the Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year, if the Interest Rate Basis applicable to this Note is the CMT Rate or the Treasury Rate, or by 365, if the Interest Rate Basis applicable to this Note is the Kenny Rate.

          The Calculation Agent shall calculate the interest rate on this Note, as provided below. The Calculation Agent shall, upon the request of the Holder of this Note, provide the interest rate then in effect and, if then determined, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to this Note. Bankers Trust Company shall act as the initial Calculation Agent for this Note. For purposes of calculating the rate of interest payable on this Note, the Corporation will enter into an agreement with the Calculation Agent. The Calculation Agent's determination of any interest rate shall be final and binding in the absence of manifest error.

          Notwithstanding the determination of the interest rate as provided below, the interest rate on this Note for any interest period shall not be greater than the maximum interest rate, if any, or less than the minimum interest rate, if any, specified on the face hereof. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York or other applicable law, as the same may be modified by United States law of general application.

DETERMINATION OF CD RATE. If the Interest Rate Basis specified on the face hereof is the CD Rate, the interest rate determined with respect to each CD Interest Determination Date shall be the CD Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, specified on the face hereof, as determined on the Calculation Date pertaining to such CD Interest Determination Date.

          Unless otherwise specified on the face hereof, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") in its weekly statistical release, "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Federal Reserve Board ("H.15(519)") under the heading "CDs (Secondary Market)." If such rate is not published prior to 9:00 A.M., New York City time, on the Calcula tion Date pertaining to such CD Interest Determination Date, then the CD Rate with respect to such CD Interest Determination Date shall be the rate on such CD Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the CD Rate with respect to such CD Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date quoted by three leading nonbank dealers in negotiable U.S. Dollar certificates of deposit in The City of New York (which may include the Calculation Agent and/or one or more of the Agents parties to the Distribution Agreement, dated October 1, 1997 (the "Distribution Agreement"), between the Corporation and certain agents providing for the offer and sale of the Corporation's Senior Medium-Term Notes, Series A, and Subordinated Medium-Term Notes, Series A (the "Agents")) selected by the Calculation Agent for negotiable certificates of deposit in a denomination of $5,000,000 of major United States money center banks with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such CD Interest Determination Date will be the CD Rate in effect on such CD Interest Determination Date.

DETERMINATION OF CMT RATE. If the Interest Rate Basis specified on the face hereof is the CMT Rate, the interest rate determined with respect to each CMT Interest Determination Date shall be the CMT Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, specified on the face hereof, as determined on the Calculation Date pertaining to such CMT Interest Determination Date.

          Unless otherwise specified on the face hereof, "CMT Rate" means, with respect to any CMT Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approxi mately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the applicable CMT Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or is not displayed by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate for such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as is published in the relevant H.15(519). If such rate is no longer published, or is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the

CMT Rate for such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for such CMT Interest Determination Date as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Interest Determination Date, then the CMT Rate for the CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, then the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

          "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified on the face hereof for the purpose of displaying Treasury Constant Maturities as published in H.15(519) (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as published in H.15(519)). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

          "Designated CMT Maturity Index" means the original period to maturity of the Treasury Notes (either one, two, three, five, seven, ten, twenty or thirty years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be two years.

DETERMINATION OF COMMERCIAL PAPER RATE. If the Interest Rate Basis specified on the face hereof is the Commercial Paper Rate, the interest rate determined with respect to each Commercial Paper Rate Interest Determination Date shall be the Commercial Paper Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, specified on the face hereof, as determined on the Calculation Date pertaining to such Commercial Paper Rate Interest Determination Date.

          Unless otherwise specified on the face hereof, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate (quoted on a discount basis) on such date for commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "Commercial Paper-Nonfinancial" or, if unavailable, under such other heading representing commercial paper issued by non-financial entities whose bond rating is "AA" or the equivalent from a nationally recognized statistical rating agency. If such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date shall be the Money Market Yield of the rate (quoted on a discount basis) on such Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof as published in Composite Quotations under the heading "Commercial Paper-Nonfinancial." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York (which may include the Calculation Agent and/or one or more of the Agents) selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized securities rating agency; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

          "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                           D x 360
Money Market Yield =  ------------------     x 100
                          360 - (D x M)

where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

DETERMINATION OF 11TH DISTRICT COST OF FUNDS RATE. If the Interest Rate Basis specified on the face hereof is the 11th District Cost of Funds Rate, the interest rate determined with respect to each 11th District Interest Determination Date shall be the 11th District Cost of Funds Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, specified on the face hereof, as determined on the Calculation Date pertaining to such 11th District Interest Determination Date.

          Unless otherwise specified on the face hereof, "11th District Cost of Funds Rate" means, with respect to any 11th District Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding such 11th District Interest Determination Date as specified under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such 11th District Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any 11th District Interest Determination Date, the 11th District Cost of Funds Rate with respect to such 11th District Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding the date of such announcement (the "Index"). If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such 11th District Interest Determination Date, then the 11th District Cost of Funds Rate with respect to such 11th District Interest Determination Date will be the 11th District Cost of Funds Rate in effect on such 11th District Interest Determination Date.

DETERMINATION OF FEDERAL FUNDS RATE. If the Interest Rate Basis specified on the face hereof is the Federal Funds Rate, the interest rate determined with respect to each Federal Funds Interest Determination Date shall be the Federal Funds Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, specified on the face hereof, as determined on the Calculation Date pertaining to such Federal Funds Interest Determination Date.

          Unless otherwise specified on the face hereof, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." If such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, then the Federal Funds Rate with respect to such Federal Funds Interest Determination Date shall be the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not published in either H.15(519) or Composite Quotations, then the Federal Funds Rate with respect to such Federal Funds Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates, as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York (which may include the Calculation Agent and/or one or more of the Agents) selected by the Calculation Agent; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

DETERMINATION OF KENNY RATE. If the Interest Rate Basis specified on the face hereof is the Kenny Rate, the interest rate determined with respect to each Kenny Rate Interest Determination Date shall be the Kenny Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, specified on the face hereof, as determined on the Calculation Date pertaining to such Kenny Rate Interest Determination Date.

          Unless otherwise specified on the face hereof, "Kenny Rate" means, with respect to any Kenny Rate Interest Determination Date, the high grade weekly index (the "Weekly Index") on such date made available by Kenny Information Systems ("Kenny") to the Calculation Agent. The Weekly Index is, and shall be, based upon 30-day yield evaluations at par of bonds, the interest on which is exempt from United States federal income taxation under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five high grade component issuers selected by Kenny which shall include, without limitation, issuers of general obligation bonds. The specific issuers included among the component issuers may be changed from time to time by Kenny in its discretion. The bonds on which the Weekly Index is based shall not include any bonds on which the interest is subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If Kenny ceases to make available such Weekly Index, a successor indexing agent will be selected by the Calculation Agent, such index to reflect the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services in respect of issuers most closely resembling the high grade component issuers selected by Kenny for its Weekly Index, the interest on which is (A) variable on a weekly basis, (B) exempt from United States federal income taxation under the Code, and (C) not subject to a minimum tax or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such successor indexing agent is not available, the rate for any Kenny Rate Interest Determination Date shall be 67% of the rate determined if the Treasury Rate option had been originally selected.

DETERMINATION OF LIBOR. If the Interest Rate Basis specified on the face hereof is LIBOR, the interest rate determined with respect to each LIBOR Interest Determination Date shall be LIBOR plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, specified on the face hereof, as determined on the Calculation Date pertaining to such LIBOR Interest Determination Date.

          Unless otherwise specified on the face hereof, "LIBOR" means, with respect to any LIBOR Interest Determination Date, the rate determined in accordance with the following provisions:

     (i) With respect to any LIBOR Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof, commencing on the second London Business Day immediately following such LIBOR Interest Determination Date, which appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified on the face hereof, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof, commencing on the second LIBOR Business Day immediately following such LIBOR Interest Determination Date, which appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that LIBOR Interest Determination Date. Notwithstanding the foregoing, if fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the specified Designated LIBOR Page with respect to LIBOR Reuters by its terms provides only for a single rate, in which case such single rate shall be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, whichever may be applicable, LIBOR with respect to the related LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below. If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified.

     (ii) With respect to any LIBOR Interest Determination Date on which fewer than two offered rates appear on the Designated LIBOR Page with respect to LIBOR Reuters (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used), or if no rate appears on the Designated LIBOR Page with respect to LIBOR Telerate, as the case may be, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent (which may include the Calculation Agent and/or one or more of the Agents) to provide the Calculation Agent with its offered rate quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified on the face hereof, commencing on the second LIBOR Business Day immediately following such LIBOR Interest Determination Date, to prime banks in the London interbank market as of 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time. If at least two such quotations are provided, LIBOR with respect to such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted as of 11:00 A.M. in the Principal Financial Center of the Designated LIBOR Currency on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent (which may include the Calculation Agent and/or one or more of the Agents) for loans in the Designated LIBOR Currency to leading banks, commencing on the second LIBOR Business Day immediately following such LIBOR Interest Determination Date, having the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

          "Designated LIBOR Currency" means the currency (including a currency unit), if any, designated on the face hereof as the Designated LIBOR Currency. If no such currency is designated on the face hereof, the Designated LIBOR Currency shall be U.S. Dollars.

          "Designated LIBOR Page" means either (a) the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency (if "LIBOR Reuters" is specified on the face hereof), or (b) the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable designated LIBOR Currency (if "LIBOR Telerate" is specified on the face hereof) or, in either case, such other page or pages as may replace such pages on such system for the purpose of displaying such rates or, in either case, if such display is not available at any time, a comparable display, as determined in the sole discretion of the Calculation Agent, of such rates as may be available from a similar service. If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable Designated LIBOR Currency will be determined as if LIBOR Telerate (and, if the U.S. Dollar is the Designated LIBOR Currency, page 3750) had been chosen.

          The "Principal Financial Center" of any currency means, unless otherwise specified on the face hereof, the capital city of the country that issues such currency as its legal tender, except that with respect to U.S. Dollars and ECUs, the Principal Financial Center shall be The City of New York and Brussels, respectively.

DETERMINATION OF PRIME RATE. If the Interest Rate Basis specified on the face hereof is the Prime Rate, the interest rate determined with respect to each Prime Interest Determination Date shall be the Prime Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, specified on the face hereof, as determined on the Calculation Date pertaining to such Prime Interest Determination Date.

          Unless otherwise specified on the face hereof, "Prime Rate" means, with respect to any Prime Interest Determination Date, the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 9:00 A.M., New York City time, on the Calculation Date pertaining to such Prime Interest Determination Date, then the Prime Rate with respect to such Prime Interest Determination Date shall be determined by the Calculation Agent and shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for that Prime Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page on the Prime Interest Determination Date, the Prime Rate with respect to such Prime Interest Determination Date shall be determined by the Calculation Agent and shall be the arithmetic mean of the prime or base lending rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Interest Determination Date by at least two leading money center banks in The City of New York selected by the Calculation Agent (which may include the Calculation Agent and/or one or more of the Agents). If fewer than two quotations are provided, the Prime Rate with respect to such Prime Interest Determination Date shall be determined on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least U.S.$500 million and being subject to supervision or examination by Federal or state authority, selected by the Calculation Agent to provide such rate or rates (which may include the Calculation Agent and/or one or more of the Agents); provided, however, that if the appropriate number of substitute banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Interest Determination Date will be the Prime Rate in effect on such Prime Interest Determination Date.

          "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rate Service (or such other page as may replace the USPRIME1 page on the service for the purpose of displaying the prime or base lending rate of major banks).

DETERMINATION OF TREASURY RATE. If the Interest Rate Basis specified on the face hereof is the Treasury Rate, the interest rate determined with respect to each Treasury Interest Determination Date shall be the Treasury Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, specified on the face hereof, as determined on the Calculation Date pertaining to such Treasury Interest Determination Date.

          Unless otherwise specified on the face hereof, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as published in H.15(519) under the heading, "U.S. Government Securities/Treasury Bills Auction Average" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. If such rate is not available by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Interest Determination Date, or if no such auction is held in a particular week, then the Treasury Rate with respect to such Treasury Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary U.S. government securities dealers selected by the Calculation Agent (which may include the Calculation Agent and/or one or more of the Agents) for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof or, if there are two such issues which are equidistant from the Index Maturity specified on the face hereof, then the longer of the two; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate with respect to such Treasury Interest Determination Date will be the Treasury Rate in effect on such Treasury Interest Determination Date.

          The Calculation Agent shall calculate the interest rate on this Note in accordance with the foregoing as soon as practicable after the Interest Determination Date.

          SECTION 8. Amortizing Notes.  Unless otherwise specified on the face
                     ----------------
hereof, if this Note is an Amortizing Note, as specified on the face hereof, payments with respect to this Note will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof. If this Note is an Amortizing Note, a table setting forth repayment information in respect of this Note will be provided to the original purchaser hereof and will be available, upon request, to subsequent Holders.

          SECTION 9. Currency of Payment. Unless otherwise specified on the face
                     -------------------
hereof, the principal of, and any premium and interest on, this Note shall be payable by the Corporation in the Specified Currency for this Note. Unless otherwise specified on the face hereof, if the Specified Currency for this Note is other than U.S. Dollars, (i) the Corporation shall (unless otherwise specified on the face hereof) arrange to convert all payments in respect of this
Note into U.S. Dollars in the manner described in the following paragraph; and
(ii) the Holder of this Note may (unless otherwise specified on the face hereof) elect to receive all payments in respect of this Note in the Specified Currency by delivering a written notice to the paying agent for this Note (the "Paying Agent") not later than fifteen calendar days prior to the applicable payment date, except under the circumstances described below. Such election shall remain in effect until revoked by written notice to such Paying Agent received not later than fifteen calendar days prior to the applicable payment date.

          If the Specified Currency of this Note is other than U.S. Dollars, the amount of any U.S. Dollar payment in respect of this Note will be determined by the Calculation Agent based on the highest firm bid quotation expressed in U.S. Dollars received by the Calculation Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be an Agent and another of which may be the Calculation Agent) agreed upon by the Corporation and the Calculation Agent, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of such Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency (such rate, the "Market Exchange Rate"). All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments. If fewer than two such bid quotations are available, such payments will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Corporation's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, in which case such payments shall be made as described below.

          Except as specified in the following paragraphs, if payment in respect of this Note is required to be made in a Specified Currency other than U.S. Dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Corporation's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of this Note shall be made in U.S. Dollars; provided that the Corporation, at its option, may resume making payments in such currency once such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. Dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated on the face hereof. Any payment in respect of this Note made under such circumstances in U.S. Dollars will not constitute an Event of Default under the Indenture.

          If payment in respect of this Note is required to be made in ECUs and ECUs are no longer used in the European Monetary System, then all payments in respect of this Note shall be made in U.S. Dollars, provided that the Corporation, at its option, may resume making payments in ECUs once ECUs are again so used. The amount of each payment in U.S. Dollars shall be computed on the basis of the equivalent of ECUs in U.S. Dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

          The equivalent of ECU in U.S. Dollars as of any date shall be determined by the Calculation Agent on the following basis. The component currencies of ECU for this purpose (the "Components") shall be the currency amounts that were components of ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. Dollars shall be calculated by aggregating the U.S. Dollar equivalents of the Components. The U.S. Dollar equivalent of each Component shall be determined by the Calculation Agent on the basis of the most recently available Market Exchange Rates for such Components or as otherwise specified on the face hereof.

          If the official unit of any Component is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

          All determinations referred to above made by the Calculation Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holders of this Note.

          SECTION 10.  Currency Indexed Notes.  If it is specified on the face
                       ----------------------
hereof that this Note is a Currency Indexed Note, then unless otherwise specified on the face hereof, the principal of, and any premium and interest on, this Note will be calculated in the manner described below.

          If it is specified on the face hereof that the principal of this Note is indexed, then unless otherwise specified on the face hereof, principal at Maturity of this Note will be payable in an amount equal to the Principal Amount of this Note, plus or minus an amount determined by reference to the difference between the Base Exchange Rate specified on the face hereof, and the rate (the "Spot Rate") at which Currency I specified on the face hereof can be exchanged for Currency II specified on the face hereof on the second Business Day prior to the Maturity of this Note (the "Indexed Principal Determination Date"), as determined by the Calculation Agent. If it is specified on the face hereof that the interest on this Note is indexed, then unless otherwise specified on the face hereof, the interest payable on any Interest Payment Date or at Maturity will be payable in an amount equal to the stated interest rate of this Note, plus or minus a rate adjustment determined by reference to the difference between the Base Exchange Rate specified on the face hereof, and the Spot Rate on the second Business Day prior to the applicable Interest Payment Date or the Maturity of this Note (the "Indexed Interest Determination Date") as determined by the Calculation Agent, applied to the average Principal Amount outstanding of such Note for the period being measured. For the purpose of this section, the Spot Rate on the Indexed Principal Determination Date or the Indexed Interest Determination Date, as the case may be, will be the average of quotations for settlement on the date of Maturity or the relevant Interest Payment Date, as the case may be, obtained by the Calculation Agent from three (or if three are not available, then two) Currency Dealers in The City of New York (which may include the Calculation Agent and/or one or more of the Agents) at approximately 11:00 A.M., New York City time, on the Indexed Principal Determination Date or the relevant Indexed Interest Determination Date, as the case may be. If so specified on the face hereof, the rate adjustment may also be determined by reference to a leverage factor ("L") specified on the face hereof.

          Unless otherwise specified on the face hereof, the formulas to be used by the Calculation Agent to determine the principal and/or the interest payable at Maturity or on any Interest Payment Date will be as follows:

Principal

     A. If it is specified on the face hereof that principal is to increase when the Spot Rate exceeds the Base Exchange Rate, and to decrease when the Spot Rate is less than the Base Exchange Rate, the formula to determine the principal of a Currency Indexed Note payable at Maturity shall equal:

   Principal Amount + (Principal Amount x L x [Spot Rate-Base Exchange Rate])
                                              -------------------------------
                                                         Spot Rate

However, in no event will the principal payable at Maturity be less than zero.

          To determine the "Spot Rate" for use in this formula, each Currency Dealer's quotation will be the rate at which such Currency Dealer will sell Currency I in exchange for a single unit of Currency II on the Indexed Principal Determination Date.

     B. If it is specified on the face hereof that principal is to increase when the Base Exchange Rate exceeds the Spot Rate, and to decrease when the Base Exchange Rate is less than the Spot Rate, the formula to determine the principal amount of a Currency Indexed Note payable at Maturity shall equal:

   Principal Amount + (Principal Amount x L x [Base Exchange Rate-Spot Rate])
                                              -------------------------------

                                                            Spot Rate

However, in no event will the principal payable at Maturity be less than zero.

          To determine the "Spot Rate" for use in this formula, each Currency Dealer's quotation will be the rate at which such Currency Dealer will purchase Currency I in exchange for a single unit of Currency II on the Indexed Principal Determination Date.

Interest

          A. If it is specified on the face hereof that interest is to increase when the Spot Rate exceeds the Base Exchange Rate, and to decrease when the Spot Rate is less than the Base Exchange Rate, the formula to determine the rate at which interest is payable on any Interest Payment Date or at Maturity on a Currency Indexed Note shall equal:

          Stated Interest Rate + (L x [Spot Rate-Base Exchange Rate])
                                      -------------------------------
                                                 Spot Rate

However, in no event will the interest payable on any Interest Payment Date or at Maturity to be less than zero.

          To determine the "Spot Rate" for use in this formula, each Currency Dealer's quotation will be the rate at which such Currency Dealer will sell Currency I in exchange for a single unit of Currency II on the Indexed Interest Determination Date.

          B. If it is indicated on the face hereof that interest is to increase when the Base Exchange Rate exceeds the Spot Rate, and to decrease when the Base Exchange Rate is less than the Spot Rate, the formula to determine the Rate at which interest is payable on any Interest Payment Date or at Maturity on a Currency Indexed Note shall equal:

          Stated Interest Rate + (L x [Base Exchange Rate-Spot Rate])
                                      -------------------------------
                                                Spot Rate

However, in no event will the interest payable on any Interest Payment Date or at Maturity be less than zero.

          To determine the "Spot Rate" for use in this formula, each Currency Dealer's quotation will be the rate at which such Currency Dealer will purchase Currency I in exchange for a single unit of Currency II on the Indexed Interest Determination Date.

          SECTION  11.  Redemption.  If so specified on the face hereof, this
                        ----------
Note may be redeemed at the option of the Corporation as a whole or from time to time in part, on or after the date designated as the Initial Redemption Date on the face hereof, in whole or from time to time in part in increments of $1,000 or the minimum denomination specified on the face hereof (provided that any remaining principal amount hereof shall be an authorized denomination), at the Redemption Price (as defined below). The "Redemption Price" shall be equal to the sum of (i) the Initial Redemption Percentage specified on the face hereof, (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof) multiplied by the principal amount hereof to be redeemed, plus (ii) the unpaid interest accrued on the Principal Amount hereof to be redeemed to the date of redemption, provided that interest installments that are due on or prior to the date of redemption will be payable to the Holder of this Note at the close of business on the relevant Regular Record Date referred to on the face hereof, as provided in the Indenture. The Initial Redemption Percentage, if any, applicable to this Note shall decline on each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction, if any, specified on the face hereof, until the Redemption Price is equal to 100% of the unpaid Principal Amount hereof or the portion thereof to be redeemed.

          The Corporation may exercise such option by causing the security registrar for this Note (the "Security Registrar") to mail a notice of such redemption not more than 60 nor less than 30 calender days prior to the date fixed for redemption, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          SECTION 12. Repayment.  If so specified on the face hereof, this Note
                      ---------
will be repayable prior to Stated Maturity at the option of the Holder on the Optional Repayment Dates shown on the face hereof at the Optional Repayment Prices shown on the face hereof together with interest accrued and unpaid thereon to the date of repayment. In order for this Note to be repaid prior to Stated Maturity at the Option of the Holder, the Security Registrar must receive at least 30 but not more than 45 calendar days prior to an Optional Repayment Date (i) this Note with the form below entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the Principal Amount of this Note, the Principal Amount of the Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee by a commercial bank, a trust company or by a member of the New York Stock Exchange which is a member of an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Security Registrar not later than three Business Days after the date of such telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid). If the procedure described in clause (ii) of the preceding sentence is followed, this Note with such form duly completed must be received by the Security Registrar by such third Business Day. Exercise of the repayment option by the Holder of this Note shall be irrevocable, except that a Holder who has tendered this Note for repayment may revoke any such tender for repayment by written notice to the Security Registrar received prior to the close of business on the tenth calendar day prior to the repayment date. The repayment option may be exercised by the Holder of this Note for less than the entire Principal Amount of this Note provided that the Principal Amount of this Note remaining outstanding after such repayment is an authorized denomination. Upon such partial repayment, this Note shall be canceled and a new Note or Notes for the remaining Principal Amount hereof shall be issued in the name of the Holder of this Note.

          SECTION 13. Optional Interest Reset.  If so specified on the face
                      -----------------------
hereof, the Spread and/or the Spread Multiplier on this Note may be reset by the Corporation on the date or dates or on the basis specified on the face hereof (each an "Optional Interest Reset Date"). The Corporation may exercise such option by notifying the Security Registrar of such exercise at least 45 but not more than 60 calendar days prior to any

Optional Interest Reset Date. If the Corporation so notifies the Security Registrar of such exercise, the Security Registrar will send, not later than 40 calendar days prior to each Optional Interest Reset Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of this Note a notice (the "Reset Notice") indicating (i) that the Corporation has elected to reset the Spread and/or the Spread Multiplier, (ii) such new Spread and/or Spread Multiplier and (iii) the provisions, if any, for redemption during the period from such Optional Interest Reset Date to the next Optional Interest Reset Date or, if there is no such next Optional Interest Reset Date, to the Stated Maturity of this Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

          Notwithstanding the foregoing, not later than 20 calendar days prior to an Optional Interest Reset Date, the Corporation may, at its option, revoke the Spread and/or the Spread Multiplier provided for in the Reset Notice and establish a Spread and/or Spread Multiplier resulting in a higher interest rate for the Subsequent Interest Period commencing on such Optional Interest Reset Date by causing the Security Registrar to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such Spread and/or Spread Multiplier resulting in a higher interest rate to the Holder of this Note. Such notice shall be irrevocable. All Notes with respect to which the Spread and/or the Spread Multiplier is reset on an Optional Interest Reset Date will bear such Spread and/or Spread Multiplier resulting in a higher interest rate, whether or not tendered for repayment as provided in the next paragraph.

          If the Corporation elects prior to an Optional Interest Reset Date to reset the Spread and/or the Spread Multiplier of this Note, the Holder of this Note will have the option to elect repayment of this Note by the Corporation on such Optional Interest Reset Date at a price equal to the Principal Amount hereof plus interest accrued and unpaid thereon to such Optional Interest Reset Date. In order to obtain repayment on an Optional Interest Reset Date, the Holder must follow the procedures specified under Section 12 for optional repayment except that the period for delivery or notification to the Security Registrar shall be at least 25 but not more than 35 calendar days prior to such Optional Interest Reset Date. If the Holder has tendered this Note for repayment following receipt of a Reset Notice, the Holder may revoke such tender for repayment by written notice to the Security Registrar received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to such Optional Interest Reset Date.

          SECTION 14. Optional Extension of Maturity.  If so specified on the
                      ------------------------------
face hereof, the Stated Maturity of this Note may be extended at the option of the Corporation for a period or periods of from one to five whole years each, as specified on the face hereof (each, an "Extension Period") up to but not beyond the date (the "Final Maturity Date") specified on the face hereof. The Corporation may exercise such option with respect to this Note by notifying the Security Registrar of such exercise at least 45 but not more than 60 calendar days prior to the Stated Maturity of this Note in effect prior to the exercise of such option (the "Original Stated Maturity Date"). If the Corporation so notifies the Security Registrar of such exercise, the Security Registrar will send, not later than 40 calendar days prior to the Original Stated Maturity Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of this Note, a notice (the "Extension Notice") indicating (i) that the Corporation has elected to extend the Stated Maturity of this Note, (ii) the new Stated Maturity, (iii) the Spread and/or the Spread Multiplier applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Extension Period. Upon the Security Registrar's sending of the Extension Notice, the Stated Maturity of this Note shall be extended automatically and, except as modified by the Extension Notice and as described in the next two paragraphs, this Note will have the same terms as prior to the sending of such Extension Notice.

          Notwithstanding the foregoing, not later than 20 calendar days prior to the Original Stated Maturity Date of this Note, the Corporation may, at its option, revoke the change in the Spread and/or the Spread Multiplier provided for in the Extension Notice and establish a Spread and/or Spread Multiplier resulting in a higher interest rate for the Extension Period by causing the Security Registrar to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such Spread and/or Spread Multiplier resulting in a higher interest rate to the Holder of this Note. Such notice shall be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such Spread and/or Spread Multiplier resulting in a higher interest rate for the Extension Period, whether or not tendered for repayment as provided in the next paragraph.

          If the Corporation elects to extend the Stated Maturity of this Note, the Holder will have the option to elect repayment of this Note by the Corporation on the Original Stated Maturity Date at a price equal to the Principal Amount hereof, plus interest accrued and unpaid thereon to such date. In order to obtain repayment on the Original Stated Maturity Date, the Holder must follow the procedures specified under Section 12 for optional repayment, except that the period for delivery or notification to the Security Registrar shall be at least 25 but not more than 35 calendar days prior to the Original Stated Maturity Date. A Holder who has tendered this Note for repayment following receipt of an Extension Notice may revoke such tender for repayment by written notice to the Security Registrar received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the Original Stated Maturity Date.

          SECTION 15. Sinking Fund.  This Note will not be subject to any
                      ------------
sinking fund.

          SECTION 16. Original Issue Discount Notes.  Notwithstanding anything
                      -----------------------------
herein to the contrary, unless otherwise specified on the face hereof, if it is specified on the face hereof that this Note is an Original Issue Discount Note, the amount payable if the Principal Amount hereof is declared to be due and payable prior to the Stated Maturity hereof by reason of an Event of Default, or if this Note is redeemed or repaid prior to the Stated Maturity hereof, shall be the Amortized Face Amount (as defined below) of this Note as of the date of declaration, redemption or repayment, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (i) the Principal Amount of this Note multiplied by the Issue Price specified on the face hereof plus (ii) that portion of the difference between the dollar amount determined pursuant to the preceding clause (i) and the Principal Amount hereof that has accreted at the Yield to Maturity specified on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or payment, but in no event shall the Amortized Face Amount of this Note exceed its Principal Amount.

          SECTION 17. Defined Terms. Unless otherwise defined herein, all
                      -------------
capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture; and all references in the Indenture to "Security" or "Securities" shall be deemed to include the Notes.
As used herein, "Business Day" means, unless otherwise specified on the face hereof, any Monday, Tuesday, Wednesday, Thursday or Friday (i) that is not a day on which banking institutions are authorized or required by law, regulation or executive order to close in any of The City of New York, the Principal Financial Center of the Specified Currency of this Note or, if interest on this Note is payable in a currency or currency unit other than such Specified Currency (the "Interest Currency"), the Principal Financial Center of such Interest

Currency or that, if the Specified Currency or Interest Currency is the European Currency Unit (the "ECU"), is an ECU Business Day (as defined below). "ECU Business Day" means any day other than a day designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made. "LIBOR Business Day" means any day (a) if the Designated LIBOR Currency is other than the ECU, on which dealings in deposits in such Designated LIBOR Currency are transacted in the London interbank market and in the principal financial center of the Designated LIBOR Currency or (b) if the Designated LIBOR Currency is the ECU, that is an ECU Business Day.

          SECTION 18. Calculations. All percentages resulting from any
                      ------------
calculations under this Note will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all currency or currency units or dollar amounts used in or resulting from any such calculation in respect of the Notes will be rounded to the nearest one-hundredth of a unit (with five one-thousandths being rounded upward) or nearest cent (with one-half cent being rounded upward), as the case may be.

          SECTION 19.  Trustee Dealings with Corporation.  Subject to Sections
                       ---------------------------------
608 and 613 of the Indenture, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Corporation or its affiliates, and may otherwise deal with the Corporation or its affiliates, as if it were not the Trustee.

          SECTION 20.  No Recourse Against Others.  A director, officer,
                       --------------------------
employee or stockholder, as such, of the Corporation shall not have any liability for any obligations of the Corporation under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Notes by accepting this Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

          SECTION 21.  GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY, AND
                       -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                           OPTION TO ELECT REPAYMENT

         [To be completed only if this Note is repayable at the option of the Holder and the Holder elects to exercise such rights.]


          The undersigned owner of this Note hereby irrevocably elects to have the Corporation repay the principal amount of this Note or portion hereof below designated at (i) the applicable Optional Repayment Price indicated on the face hereof, together with interest accrued and unpaid thereon to the date of repayment, if this Note is to be repaid pursuant to Section 12 of this Note, or
(ii) 100% of the principal amount of this Note to be repaid plus interest accrued and unpaid thereon to the Optional Interest Reset Date, if this Note is to be repaid pursuant to Section 13 hereof, or to the Original Stated Maturity Date, if this Note is to be repaid pursuant to Section 14 hereof. Specified below is the denomination or denominations (which shall be $1,000 or an integral multiple thereof in excess thereof or, if the Note is denominated in a currency other than U.S. Dollars, an Authorized Denomination) of the Note or Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid):



__________________________________       ______________________________________
Dated: ___________________________       Signature
                                         Sign exactly as name appears on the
                                          front of this Note.


Principal Amount to be repaid if         Indicate address where check is to be
amount to be repaid is less than the      sent:_________________________________
entire Principal Amount of this Note     _______________________________________
(the Principal Amount remaining must be  _______________________________________
an authorized denomination)

$_____________________________
(which shall be an integral multiple of
$1,000 or, if another authorized
denomination is specified on the         SOCIAL SECURITY OR OTHER
face hereof under "Authorized            TAXPAYER ID NUMBER
Denominations", an amount equal to
the minimum authorized denomination)).  _______________________________________

                                 ABBREVIATIONS


          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM - as tenants in common
  TEN ENT - as tenants by the entireties
  JT TEN - as joint tenants with right of survivorship and not as tenants in common


  UNIF GIFT MIN ACT                     Custodian
                    ________________________________________________
                    (Cust)                                        (Minor)

                         Under Uniform Gifts to Minors Act
                    ________________________________________________
                                    (State)

          Additional abbreviations may also be used though not in the above list.

                              ____________________


 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                             and transfer(s) unto


     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
  PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_____________________________________________________________________ the within
Note and all rights thereunder, hereby irrevocably constituting and appointing _______________ attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.


Dated:_______________________       ____________________________________
                                    Signature

                                    Sign exactly as name appears on the front of this Note (SIGNATURE MUST BE GUARANTEED by a commercial bank, a trust company or by a member of the New York Stock Exchange which is a member of an approved signature guarantee medallion program pursuant to Securities and Exchange Commission
                                    Rule 17Ad-15)

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.